                            Bio-logic Systems Corp.
                                  Form 10-QSB


                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT made as of September 22, 1999, between Bio-logic Systems Corp., a Delaware corporation (the "Company"), and Roderick G. Johnson ("Executive").

                              W I T N E S S E T H:

     WHEREAS, on and subject to the terms and conditions set forth in this Agreement, the Company desires to employ Executive as the President and Chief Operating Officer of the Company, and Executive is agreeable to being employed in such capacity;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company shall employ Executive and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on September 22, 1999 and ending as provided in Section 4 hereof (the "Employment Period").

     2.  Position and Duties.

     (a) During the Employment Period, Executive shall serve as the President and Chief Operating Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Operating Officer, subject to the power of the Board of Directors of the Company (the "Board"), acting in good faith, to expand or limit such duties, responsibilities and authority commensurate with such positions, and subject to the power of the Chief Executive Officer of the Company, carrying out the responsibilities of such office and acting in good faith, to expand or limit such duties, responsibilities and authority of Executive commensurate with such positions of Executive.

     (b) Executive shall report to the Board and to the Chief Executive Officer of the Company, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform his duties and responsibilities to the best of his abilities.

     (c) Upon Executive's accepting employment hereunder, the Board will promptly undertake to increase the size of the Board by one additional director and cause Executive to be elected to fill the newly created directorship. Thereafter, as long as Executive is employed hereunder, the Board shall from time to time nominate Executive to be a director and submit Executive's nomination to the stockholders of the Company with a recommendation that Executive be elected a director.

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                            Bio-logic Systems Corp.
                                  Form 10-QSB


     3.  Base Salary and Benefits.

     (a) During the Employment Period, Executive's base salary shall be $200,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices, but not less frequently than monthly. The Board shall review Executive's Base Salary at least annually. The Executive's Base Salary may be increased, but once increased shall not thereafter be decreased. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible, including, without limitation, a 401(k) savings plan, health and disability insurance programs providing benefits to Executive no less extensive than those provided to senior executives of the Company and reasonable and appropriate office accommodations and secretarial assistance. Executive shall be entitled to four weeks of paid vacation each year. Executive shall also be entitled to be reimbursed for up to $10,000 per calendar year for premium expenses for supplemental life and disability insurance policies which Executive obtains in respect of his own life and health (which premium reimbursement shall be grossed up to take into account all federal, state and local taxes to which such reimbursement may be subject upon receipt by Executive based on the maximum marginal tax rates for the calendar year in which Executive receives the reimbursement).

     (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's customary requirements with respect to reporting and documentation of such expenses.

     (c) In addition to the Base Salary, Executive shall be entitled to a bonus for each year in an amount of up to 50% of Base Salary, between 60% and 80% of which bonus shall be based upon the Company's financial performance for such year (based upon minimum and maximum financial performance targets to be determined by the Board in consultation with the Chief Executive Officer and Executive and determined on a straight line basis based upon the amount by which actual financial performance exceeds the minimum target level for such year, with the full 60% to 80% amount to be payable if actual performance exceeds the maximum target level for such year) and the remainder of which bonus shall be based upon other goals for and/or projects of Executive for such year to be established by the Board in consultation with the Chief Executive Officer and Executive. The bonus provided for pursuant to this Section 3(c) shall not preclude the Board, in its sole discretion, from determining and awarding additional compensation to Executive in the form of bonuses from time to time. Executive shall receive payment of any bonus payable under this Section 3(c) within thirty (30) days following receipt by the Company of audited consolidated financial statements of the Company in respect of such fiscal year.

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                            Bio-logic Systems Corp.
                                  Form 10-QSB


     (d) In addition to the other amounts payable under the preceding clauses of this Section 3, promptly following the execution of this Agreement by the parties hereto, the Company shall take or cause to be taken all actions necessary to grant to Executive incentive stock options pursuant to the Company's stock option plan to purchase all or any part of an aggregate of 100,000 shares of the Company's common stock, $0.01 par value per share, at a price per share equal to the closing price of the Company's common stock on the last business day preceding the date of this Agreement. Subject to the provisions of the next to last sentence of this Section 3(d), such options shall be subject to vesting on the following timetable:

     12,500 shares on the first anniversary of Executive's commencement of employment
     6,250 shares on May 15, 2001
     12,500 shares on the second anniversary of Executive's commencement of employment
     12,500 shares on May 15, 2002
     12,500 shares on the third anniversary of Executive's commencement of employment
     12,500 shares on May 15, 2003
     12,500 shares on the fourth anniversary of Executive's commencement of employment
     12,500 shares on May 15, 2004
     6,250 shares on May 15, 2005

Such options shall also provide that (i) upon the occurrence of a "Change In Control" (as defined in Section 4(f) below), all options which have not yet vested shall immediately vest and become exercisable by Executive, and (ii) upon a termination of the Employment Period by the Company or Executive all unvested options shall terminate and be of no further force or effect. Subject to the foregoing, such stock options shall otherwise be subject to the Company's 1994 Stock Option Plan, a copy of which is attached hereto.

     4.  Term.

     (a) The Employment Period shall be for an initial term of three (3) years, and shall be automatically extended for successive one-year terms, unless either party gives written notice of termination to the other party at least ninety
(90) days before any scheduled termination date; provided that the Employment Period shall terminate prior to any such date:

       (i) upon Executive's resignation or death;

       (ii) upon Executive's becoming permanently disabled such that he shall become entitled to disability benefits for permanently disabled individuals under the Company's benefit plans for its salaried employees and, by reason thereof, the Company shall elect to terminate the Employment Period by giving the Executive not less than thirty (30) days' prior written notice;

       (iii) upon termination of Executive's employment by the Company for "Cause" (as defined in Section 4(h) hereof); or

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                            Bio-logic Systems Corp.
                                  Form 10-QSB


            (iv) upon termination of Executive's employment by the Company without Cause (including any termination by Executive by resignation which is deemed to be a termination by the Company without Cause under
         Section 4(c) below).

     (b) If the Company elects not to extend the Employment Period at the end of the initial term or any extension thereof, such termination shall for all purposes hereunder be deemed to be a termination without Cause. If Executive elects not to extend the Employment Period at the end of the initial term or any extension thereof, such termination shall for all purposes hereunder be deemed to be a resignation. The Company shall be deemed to have elected not to extend the Employment Period for another term if the Company does not offer Executive, at least ninety (90) days before any scheduled termination date, a Base Salary for such term of not less than the Base Salary then in effect; together with other employment terms economically no less favorable to Executive than those then in effect and otherwise on substantially the same terms then in effect.
The Company shall be deemed to have made the minimum offer required by the preceding sentence unless the Company sends written notice to the contrary to Executive at least ninety (90) days before any scheduled termination date. Executive shall be deemed to have accepted the offer which the Company has made or has been deemed to have made unless Executive sends written notice to the contrary to the Company at least seventy five (75) days before any scheduled termination date.

     (c) If the Company:

            (i) requires Executive to relocate his office to a location outside of Cook County, Illinois and Lake County, Illinois and more than 25 miles from Lake County, Illinois; or

            (ii) reassigns Executive to a position of lesser rank or status or reduces or materially changes Executive's responsibilities to the Company or requires that Executive report to or take direction from anyone other than the Board and the Chief Executive Officer;

and in either case Executive resigns as a result thereof, such resignation shall for all purposes hereunder be deemed to be a termination by the Company without Cause.

     (d) If the Employment Period is terminated by the Company (or is deemed to be terminated by the Company) without Cause:

            (i) Executive shall be entitled to receive his Base Salary for eighteen (18) months following termination of the Employment Period (the "Severance Period"), payable immediately in a lump sum (less any applicable withholding), provided that if Section 4(f) below is applicable, then Executive shall receive the lump sum provided for therein in lieu of the payments under this clause (i).

                            Bio-logic Systems Corp.
                                  Form 10-QSB


            (ii) Executive shall be entitled to receive any bonus payment provided for in Section 3(c) above with respect to the year in which the Employment Period is terminated, determined on a pro rata basis according to the number of days elapsed since the beginning of the applicable year.

            (iii) The Company shall reimburse Executive for fees and expenses reasonably incurred by Executive in connection with job hunting, job creation and other efforts to become employed, up to a maximum amount of $50,000, including, without limitation, any executive outplacement or search firm fees and expenses, expenses of furnishing and operating a home office, legal and consulting fees and expenses, costs of travel, telephone, facsimile and copying charges, fees and expenses paid to attend industry and/or trade meetings, membership expenses in industry and/or trade associations and the like and all other costs and expenses incurred by Executive with the intent or goal of finding or creating gainful employment; provided, however, that Executive shall be entitled to reimbursement only for fees and expenses that are substantiated by appropriate receipts or other documentation.

            (iv) The Company, at its sole expense, will maintain Executive's coverage under the Company's medical insurance coverages for senior executives for eighteen (18) months following the date upon which the Employment Period is terminated.

     (e) If the Employment Period is terminated as a result of Executive's permanent disability:

            (i) Executive shall be entitled to receive his Base Salary for the Severance Period, so long as Executive has not breached the provisions of Sections 5 and 6 hereof (it being understood and agreed that any cessation of such payments as a result of any such breach shall not relieve Executive of his obligations under such Sections); provided that any payments due to Executive pursuant to this Section 4(e)(i) shall be reduced by any Grossed-Up Disability Insurance Proceeds received from Executive during the Severance Period as a result of such permanent disability. "Grossed-Up Disability Insurance Proceeds" shall mean: (x) any disability insurance proceeds received by Executive if such proceeds are not excludable from taxable income or (y) if such proceeds are excludable from taxable income, a fraction, the numerator of which is the amount of such proceeds received by Executive and the denominator of which is one minus the sum of the maximum marginal federal tax rate, the maximum state tax rate and the maximum city or other local tax rate (if any) for the calendar year in which Executive receives such proceeds. Grossed-Up Disability Insurance Proceeds shall be limited to proceeds of insurance the premiums for which were paid or reimbursed by the Company but shall specifically exclude the proceeds of any insurance purchased by the Company or Executive in accordance with the last sentence of Section 3(a);

                            Bio-logic Systems Corp.
                                  Form 10-QSB


            (ii) Executive shall be entitled to receive any bonus payment provided for in Section 3(c) above with respect to the year in which the Employment Period is terminated, determined on a pro rata basis according to the number of days elapsed since the beginning of the applicable year; and

            (iii) The Company, at its sole expense, will maintain Executive's coverage under the Company's medical insurance coverages for senior executives for eighteen (18) months following the date upon which the Employment Period is terminated.

     (f) If the Employment Period is terminated by the Company or by Executive's resignation within one (1) year after a "Change In Control" shall occur, then such termination shall be deemed to be by the Company without Cause and, in addition to any other benefits to which Executive is entitled under this Agreement, Executive shall be entitled to receive an amount equal to three (3) times his Base Salary then in effect, payable immediately in a lump sum (less any applicable withholding). For purposes hereof, a "Change In Control" shall occur if:

            (i) any "person" (as defined in the Securities Exchange Act of 1934, as amended (the "Act")), other than such a person which is, on the date of this Agreement, the Beneficial Owner (as defined in the Act) of voting securities of the Company representing more than five percent (5%) of the total voting power of all then outstanding voting securities of the Company, or an employee benefit plan of the Company, acquires, directly or indirectly, the Beneficial Ownership (as defined in the Act) of any security of the Company and after such acquisition that Person is, directly or indirectly, the Beneficial Owner of voting securities of the Company representing more than fifty percent (50%) of the total voting power of all then outstanding voting securities of the Company; or

            (ii) if, within three years after the date of commencement of the Employment Period, (x) Gabriel Raviv sells or otherwise disposes of substantially all of the shares of common stock of the Company which he beneficially owns or has rights to acquire on the date of this Agreement; (y) anyone other than Gabriel Raviv or Executive becomes Chief Executive Officer of the Company; or (z) Gabriel Raviv ceases to be a director of the Company other than as a result of health problems causing him to retire from active business activities generally; or

            (iii) the stockholders of the Company shall adopt a resolution providing for a sale or disposition of all or substantially all of the assets of the Company, or a merger, consolidation or other corporate reorganization of the Company under which the Company will not be the surviving entity or the dissolution or liquidation of the Company.

     (g) If the Employment Period is terminated before the end of its term then in effect, whether with or without Cause, then in addition to any severance benefits provided by Sections 4(d) and 4(e), Executive shall be entitled to receive his Base Salary through the date of termination.

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

                            Bio-logic Systems Corp.
                                  Form 10-QSB


     (h) The Company may terminate Executive's employment at any time for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) the commission by Executive of any act of fraud or embezzlement against the Company;

            (ii) any conviction or admission by Executive of a felony;

            (iii) a material and willful breach by Executive of any provision of this Agreement, which breach is not cured within sixty (60) days following written notice thereof to Executive; or

            (iv) repeated failure to comply with the lawful and reasonable written directions of the Board or the Chief Executive Officer of the Company.

In any legal action by Executive against the Company relating to the basis for Executive's termination for Cause, the Company shall have the burden of proving the existence of Cause.

     5. Confidential Information. Executive acknowledges that the "Trade Secrets" (as such term is defined as of the date hereof in the Illinois Trade Secrets Act, 765 ILCS 1065/2(b)) of the Company obtained by him while employed by the Company (referred to herein as "Confidential Information") are the property of the Company. Therefore, Executive agrees that he shall not, directly or indirectly, disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters cease to be "Trade Secrets" as defined in the Illinois Trade Secrets Act other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company which he may then possess or have under his control; provided that Executive shall have no obligation to deliver any of such items which Executive received in the capacity of a stockholder of the Company.

     6.  Non-Compete, Non-Solicitation.

     (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with trade secrets and other confidential information concerning the Company and that his service will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and for eighteen (18) months thereafter (unless Executive is terminated without Cause, is deemed to have been terminated without Cause pursuant to Section 4(b), 4(c), or 4(d) or is terminated as a result of Executive's permanent disability, in which cases the period shall last until the termination of the Employment Period but not beyond) (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any

                            Bio-logic Systems Corp.
                                  Form 10-QSB


business competing with the business of the Company as such business exists or is in process on the date of the termination of Executive's employment, within North America, Puerto Rico or any country in which the Company manufactures, distributes or sells products (or in which the Company manufactured, distributed or sold products during the twelve-month period preceding termination of Executive's employment). Nothing herein shall prohibit Executive from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly: (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; (ii) hire any person (other than Executive's secretary) who was an employee of the Company at any time during the six (6) month period prior to the end of the Employment Period; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     (c) If, at the time of enforcement of this Section 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances than existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

     7. Executive Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound; (ii) Executive is not a party to or bound by any employment agreement or other agreement relating to his rendering of personal services, noncompete agreement or confidentiality agreement with any other person or entity; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally, and except as such enforcement may be limited by general principles of equity.

     8. Survival. Sections 5, 6 and 9 through 17 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

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                            Bio-logic Systems Corp.
                                  Form 10-QSB


     9. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered (including by reputable courier or overnight delivery service), or mailed by first class certified mail, return receipt requested, to the recipient at the address below indicated:



      Notices to Executive:
      --------------------

      Roderick G. Johnson
      1250 Kajer Lane
      Lake Forest, Illinois 60045


      Notices to Company:
      ------------------

      Bio-logic Systems Corp.
      One Bio-Logic Plaza
      Mundelein, Illinois 60060-3700
      Attention: Chairman

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or three days after so mailed.

     10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

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                            Bio-logic Systems Corp.
                                  Form 10-QSB


     13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     14. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     15. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     16. No Strict Construction. The language used in this Agreement has been mutually agreed upon by the parties hereto, and no doctrine of construction shall be applied against any party.

     17. Costs and Expenses. The Company will pay all costs and expenses (including attorneys' fees and expenses) incurred by it in connection with the negotiation, preparation and execution of this Agreement. Executive will pay Executive's costs and expenses (including attorneys' fees and expenses) incurred in connection with the negotiation, preparation and execution of this Agreement.

[Balance of page intentionally left blank; signature page follows.]

                            Bio-logic Systems Corp.
                                  Form 10-QSB



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


               BIO-LOGIC SYSTEMS CORP.


               By:
                                         Name:
               Its:




               RODERICK G. JOHNSON

                            Bio-logic Systems Corp.
                                  Form 10-QSB

Signatures


                                  Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



          Date: October 12, 1999      By:  /s/ Gabriel Raviv
                                           -----------------
                                         Gabriel Raviv, C.E.O.


          Date: October 12, 1999      By:  /s/ James M. Smearman
                                           ---------------------
                                           James M. Smearman,
                                               Controller